Exhibit 10.60

SECURITY AGREEMENT

Security Agreement, dated as of March 25, 2004 made by and among Star Scientific, Inc., a Delaware corporation with offices at 801 Liberty Way, Chester, Virginia 23836 (the “Company”), each of the Company’s undersigned subsidiaries (the ”Subsidiaries”, the Company and Subsidiaries are hereafter collectively referred to as the “Debtors” or individually as a “Debtor”), Manchester Securities Corp., a New York corporation with offices at 712 Fifth Avenue, 36th Floor, New York, New York 10019, as the secured party hereunder (“Secured Party”), and as collateral agent (the “Collateral Agent”).

WHEREAS, pursuant to the Securities Purchase Agreement (as defined below), the Secured Party has agreed to purchase from the Company one or more Debentures (as defined below) in the aggregate amount of $9,000,000 upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company wholly owns the Subsidiaries;

WHEREAS, the proceeds of the Debentures will be used in part to enable the Company to make valuable transfers to the Subsidiaries in connection with the operation of their respective businesses;

WHEREAS, the Company and the Subsidiaries are engaged in related businesses, and the Subsidiaries will derive substantial direct and indirect benefit from jointly and severally pledging the Collateral (as defined below) with the Company under this Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Secured Party under the Securities Purchase Agreement that the Debtors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Party;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Secured Party to enter into this Agreement and to induce the Secured Party to perform their obligations under the Securities Purchase Agreement, each Debtor hereby agrees with the Secured Party and the Collateral Agent, for the benefit of the Secured Party, as follows:

SECTION 1. Grant of Security Interest.

(a) As collateral security for all of the Obligations (as defined in Section 2 hereof), the Debtors hereby jointly and severally pledge and grant to the Collateral Agent and the Secured Party a continuing first priority security interest, subject to Permitted Liens (as defined in the Securities Purchase Agreement, dated the date hereof between the Company and the Secured Party, (the “Securities Purchase Agreement”)) in the following (the “Collateral”):

“Collateral” means all of the following assets of the Debtors (whether currently owned or hereafter acquired by a Debtor), including without limitation all presently existing and hereafter arising (i) accounts, chattel paper, contract rights, and rights to payment and all other forms of obligations owing to the Debtors from any source, including, without limitation, from affiliates and insiders of the Debtors in connection with its sale of products, along with all insurance, guaranties, letters of credit or other security interests to the extent associated therewith

(“Accounts”); (ii) all merchandise returned or reclaimed by Debtors relating to (i) above; (iii) all of the Debtors’ books and records related to clauses (i) and (iv) hereof, including ledgers, records, computer programs, disc or tape files, printouts, runs or other computer prepared information (the “Debtors’ Books”); (iii) all present and future finished inventory in which a Debtor has any interest, and all of the Debtors’ present and future raw materials, work in process, parts, supplies and packing and shipping material used in producing finished products, wherever located, (“Inventory”); and (iv) the proceeds, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all assets of any kind resulting from the sale, exchange, or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds and products thereof; in each case howsoever a Debtor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the foregoing Collateral shall not include (i) any property subject to a security interest pursuant to (a) the Restated Security Agreement dated as of August 21, 2000 between the Company and Brown & Williamson Tobacco Corporation, or the Security Agreement, dated as of August 21, 2000, between Star Tobacco, Inc. and Brown and Williamson or (ii) with respect to Debtors’ Books, any lease, license, permit, contract, property right or agreement to which any Debtor is a party or under which any Debtor has any right or interest if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, permit, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principle of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, permit, contract, property rights or agreement that does not result in any of the consequences specified above.

(b) As of the date hereof, Schedule A provides each location where a Debtor has its principal place of business or where Inventory with a fair market value in excess of $1,000,000. Schedule A also sets forth the jurisdiction of incorporation of each Debtor as of the date hereof.

SECTION 2. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for the (a) prompt payment by the Debtors, as and when due and payable, of all amounts from time to time owing by them to the Secured Party under (i) the Securities Purchase Agreement; (ii) the Company’s 8% Senior Convertible Debentures issued and purchased pursuant to the Securities Purchase Agreement (the “Debentures”); (iii) the Registration Rights Agreement dated as of the date hereof between the Company and the Secured Party (the “Registration Rights Agreement”); (iv) the Subsidiary Guaranty granted by the Subsidiary on the date hereof and (v) this Security Agreement (the Debentures, the Securities Purchase Agreement, the Registration Rights Agreement, the Subsidiary Guaranty and this Security Agreement are hereinafter collectively referred to as the “Transaction Documents”), with the obligations under this clause (a) being referred to as “Indebtedness” and (b) prompt performance by the Debtors of each of their respective covenants and duties under the Transaction Documents (the covenants and obligations referred to in clauses (a) and (b) above hereafter collectively referred to as the “Obligations”). The Debtors further jointly and severally agree that the Collateral Agent and the Secured Party shall have the rights stated in this Security Agreement with respect to the Collateral in addition to all other rights which the Secured Party may have by law.

SECTION 3. Representations and Obligations of the Debtors. Each of the Debtors jointly and severally represents, warrants and covenants to the Collateral Agent and the Secured Party as follows:

(a) Perfection of Security Interest. Each of the Debtors agrees to execute at any time and from time to time such financing statements and to take whatever other actions are reasonably requested by the Collateral Agent as may be necessary to perfect and continue the Collateral Agent and the Secured Party’s security interest in the Collateral. The Collateral Agent may at any time and from time to time, and without further authorization from the Debtors, file a carbon, photographic or other reproduction of any financing statement or of this Security Agreement for use as a financing statement to the extent permitted by applicable law. The Debtors will reimburse the Collateral Agent for all reasonable, out-of-pocket expenses for the perfection and the continuation of the perfection of Secured Party’s security interest in the Collateral. Each Debtor will promptly notify the Collateral Agent of any change in its name, and any change in the jurisdiction of its incorporation. This is a continuing Security Agreement and will continue in effect until all Indebtedness is paid in full and any other Obligations are satisfied. The Secured Party shall release its interest in the Collateral upon the full and final payment and satisfaction of the Indebtedness and other Obligations. If payment is made by a Debtor, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter a Secured Party is forced to remit the amount of that payment to such Debtor’s trustee in bankruptcy or to any similar person under any federal, state or foreign bankruptcy law or other law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Security Agreement. If permitted or required under applicable law, the Collateral Agent may file any financing statements with respect to the Collateral without the signatures of the Debtors.

(b) Power of Attorney. Each Debtor hereby irrevocably makes, constitutes, and appoints the Collateral Agent (and all of such Collateral Agent’s officers, employees or agents designated by such Collateral Agent) as its true and lawful attorney, with power to: (i) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse such Debtor’s name on any invoice or bill of lading relating to any Account; (ii) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse such Debtor’s name on any checks, notices, instruments, acceptances, money orders, drafts, warrants or other item of payment or security that may come into the Collateral Agent’s possession; (iii) at any time that an Event of Default has occurred and is continuing, demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (iv) if Event of Default has occurred and is continuing, file any claim or claims or, take any action or institute or take part in any proceedings, either in its own name or in the name of such Debtor, or otherwise, which is reasonably necessary or desirable in the reasonable discretion of the Collateral Agent; (v) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Debtors’ policies of insurance regarding Collateral; and (vii) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for commercially reasonable amounts and upon commercially reasonable terms in the discretion of the Collateral Agent which, and the Collateral Agent may cause to be executed and delivered any documents and releases which are reasonably necessary. The appointment of the Collateral Agent as such Debtor’s attorney, and each and every one of the Collateral Agent’s and Secured Party’s rights and powers, being coupled with an interest, is irrevocable and shall remain in full force and effect until all of the Indebtedness has been fully repaid and the other Obligations satisfied.

(c) No Violation. The execution and delivery of this Security Agreement does not violate any law or agreement governing any Debtor or to which any Debtor is a party, and the Debtors’ certificates or articles of incorporation and bylaws or other organizational documents do not prohibit any term or condition of this Security Agreement. The execution and delivery hereof is in the interest of each of the Debtors.

(d) Enforceability of Collateral. As of the date hereof, to the best knowledge of the Debtors (i) with respect to the Accounts, the Collateral is enforceable in accordance with its terms, is genuine, and (ii) complies in all material respects with applicable laws concerning form, content and manner of preparation and execution, and, to the best of the knowledge of the Debtors, all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity.

(e) Accounts. To the best knowledge of the Debtors, all Accounts existing as of the date hereof are good and valid Accounts representing an undisputed, bona fide indebtedness incurred by the Account Debtors, and except for credits, discounts and other concessions granted consistent with past practices of the Debtors there exists no set-offs or counterclaims against any such Accounts and no agreements under which any deductions or discounts may be claimed with any Account Debtor except as disclosed to the Collateral Agent and the Secured Party in writing.

(f) Collateral Schedules and Locations. On a quarterly basis, concurrently with the Company’s filing with the Securities and Exchange Commission of the applicable periodic report, the Debtors shall deliver to the Collateral Agent schedules of the Collateral, including the locations of the Collateral broken down by type of Collateral, and amount of Collateral to the extent such information is not, in the sole discretion of the Company, material non-public information with respect to the Company.

(g) Removal of Collateral; Transactions Involving Collateral. To the extent the Collateral consists of Accounts, or Debtors’ Books the records and other documents pertaining to the Collateral shall be kept at the principal office of the Debtor that owns such collateral, or at such other locations as are identified to the Collateral Agent. Without the prior written consent of the Secured Party, no Collateral that is located in the United States shall be moved outside the United States.

(h) Title. As of the date hereof, the Debtors hold good and marketable title to all the Collateral, free and clear of all liens and encumbrances except for the lien of this Security Agreement and Permitted Liens (as defined in the Loan Agreement). No financing statement or other evidence of a lien or transfer covering any of the Collateral is on file in any public office in any jurisdiction other than those which reflect the security interest created by this Security Agreement or Permitted Liens. After an Event of Default, upon request of the Collateral Agent, the Debtors shall defend the Collateral Agent’s and Secured Party’s rights in any material portion of the Collateral (aggregating all Collateral subject to claims and demands) against any and all claims and demands. For purposes of this Agreement, the term “material portion of the Collateral” or similar phrase shall mean a portion of the Collateral with a value of $200,000 or more.

(i) Maintenance and Inspection of Collateral. The Debtors shall maintain or cause to be maintained all material tangible Collateral in good condition and repair in all material respects except for ordinary wear and tear. The Collateral Agent and its designated representatives and agents shall have the right at all reasonable times, upon reasonable advance notice, to examine, inspect, and audit the Collateral wherever located and the books, records or any property which is otherwise used in connection with the Collateral; provided, however, that Debtors shall only be required to reimburse expenses for such examination, inspection or audit once per year unless an Event of Default has occurred and is continuing.

(j) Taxes, Assessments and Liens. The Debtors will pay when due all taxes and assessments upon the Collateral; provided, however, that a Debtor may withhold any such payment or may elect to contest any lien if such Debtor is in good faith conducting an appropriate proceeding to contest the obligation to pay so long as adequate reserves have been established in accordance with GAAP (if required). If any material portion of the Collateral is subjected to a lien, other than a Permitted Lien, which is not discharged or bonded, or the enforcement thereof stayed (in either case without granting any security interests in any of the assets of any Debtor) within thirty (30) days, the Debtors shall deposit with the Collateral Agent cash, a sufficient corporate surety bond or other security satisfactory to the Collateral Agent (in its discretion) in an amount adequate to provide for the discharge of the lien plus any interest, reasonable costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest with respect to a material portion of the Collateral, at the request of the Collateral Agent, the Debtor or Debtors shall defend itself or themselves, the Secured Party and the Collateral Agent and shall satisfy any final adverse judgment before enforcement against the Collateral. The Debtors shall name the Collateral Agent as an additional obligee under any surety bond furnished in such contest proceedings. The Debtors will give the Collateral Agent timely notice of any contests subject to this paragraph.

(k) Compliance With Governmental Requirements. Except as would not have a Material Adverse Effect, the Debtors shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. The Debtors may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, if adequate reserves have been established to the extent required by GAAP.

(l) Insurance. The Debtors shall maintain insurance with respect to their assets and businesses that, to the best knowledge of the Debtors, is customary for other similarly situated companies.

(m) The Debtors’ Right to Possession and to Collect Accounts. Except as otherwise provided herein, the Debtors may have possession of the Collateral and beneficial use of all the Collateral. At any time an Event of Default exists or following acceleration of

Indebtedness, the Collateral Agent may exercise its right to directly collect the Accounts and may instruct Debtors to notify, or directly notify, Account Debtors to make payments directly to the Collateral Agent for application to the Indebtedness. If the Collateral Agent at any time has possession of any Collateral, whether before or after an Event of Default, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral Agent takes such action for that purpose as the Debtors shall reasonably request or as the Collateral Agent would take for its own property. The Collateral Agent shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral.

(n) Transactions with Others. After the occurrence and during the continuation of any Event of Default, the Collateral Agent may (i) extend the time for payment or other performance, (ii) grant a renewal or change in terms or conditions, or (iii) compromise, compound or release any obligation with an Account Obligor as is commercially reasonable, without obtaining the prior written consent of the Debtors, and no such act or failure to act shall affect the Collateral Agent’s or Secured Party’s rights against the Debtors or the Collateral.

(o) Expenditures by the Collateral Agent. If an Event of Default has occurred and is continuing, if not discharged or paid when due, and provided that such items have not been contested as permitted herein, the Collateral Agent may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by the Debtors under this Security Agreement, including without limitation all taxes, liens, and security interests, at any time levied or placed on the Collateral. If an Event of Default has occurred and is continuing and the Collateral Agent has exercised its rights hereunder, the Collateral Agent also may (but shall not be obligated to) pay all reasonable costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by the Collateral Agent for such purposes will then bear interest at the then rate charged under the Debentures from the date incurred or paid by the Collateral Agent to the date of repayment by the Debtors. All such expenses shall become a part of the Indebtedness and, at the Collateral Agent’s option, will (i) be payable within 30 days of receipt of a reasonably detailed written invoice therefor or (ii) upon notice to Debtors be added to the balance of the Debentures becoming a part of the outstanding principal amount due and payable on the maturity date of the Debentures. This Security Agreement also will secure payment of these amounts. Such right under this subsection shall be in addition to all other rights and remedies to which the Collateral Agent and the Secured Party may be entitled upon the occurrence of an Event of Default.

(p) Sale or Factoring of Accounts; Release of Accounts. Except with respect to Permitted Liens (as defined in the Loan Agreement), or as otherwise expressly permitted herein, the Debtors shall not sell or otherwise transfer or encumber any of the Accounts, without the Collateral Agent’s written consent. It is expressly agreed that the Collateral Agent is under no obligation to grant such a consent and will do so only in its sole and absolute discretion on terms and conditions they deem acceptable in their sole and absolute discretion.

(q) In the event that in the future, any Collateral is held by subsidiaries, affiliates or joint ventures of the Debtors who are not a party to this Agreement, then the Debtors shall cause such entities to grant the Collateral Agent an exclusive first priority lien in such

Accounts and Inventory, to cause such entities to enter into security agreements reasonably satisfactory to the Collateral Agent and the Secured Party, and to take all actions necessary to perfect such security interests.

(r) The Debtors shall cause to be filed within thirty (30) days of the date of this Agreement a UCC-3 Termination Statement to terminate the UCC-1 filed in the Commonwealth of Virginia, Chesterfield County, on May 30, 2000 by Star Scientific, Inc., as debtor, and FINOVA Capital Corporation or its successors, as secured party (File No. 0001087).

SECTION 4. Events of Default; Remedies.

Events of Default. An Event of Default under the Debentures shall be an Event of Default under this Security Agreement.

SECTION 5. Rights and Remedies on Default. If an Event of Default occurs and is continuing, at any time thereafter, (i) the Collateral Agent and the Secured Party shall have all the rights of a secured party under the New York Uniform Commercial Code and (ii) in addition and without limitation, the Collateral Agent and the Secured Party may exercise any one or more of the following rights and remedies:

(a) Assemble Collateral. The Collateral Agent may require the Debtors to assemble the Collateral and make it available to the Collateral Agent at a place reasonably convenient to both parties to be designated by the Collateral Agent. The Collateral Agent also shall have full power to peacefully enter upon the property of the Debtors to take possession of and remove the Collateral.

(b) Sell the Collateral. The Collateral Agent shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of the Debtors. The Collateral Agent may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Debtors reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All reasonable expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Security Agreement and shall be payable upon receipt of a reasonably detailed written invoice thereafter, with interest as set forth in the Debentures.

(c) Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

(d) Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, the Debtors irrevocably appoint the Collateral Agent, acting singly, as its attorneys-in-fact to execute endorsements, assignments and instruments in the name of the Debtors as shall be necessary.

(e) Collect Revenues, Apply Accounts. The Collateral Agent, itself or, may collect the payments, rents, income, and revenues from the Collateral. The Collateral Agent may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as if it were owner.

(f) Obtain Deficiency. If the Collateral Agent chooses to sell any or all of the Collateral and/or pursue any other remedy available hereunder, under any other agreement, at law or in equity, the Collateral Agent may obtain a judgment against the Debtors for any deficiency remaining on the Indebtedness due to the Secured Party after application of all amounts received from the exercise of the rights provided in this Security Agreement. The Debtors shall be liable for a deficiency even if the transaction described in this Subsection is a sale of accounts or chattel paper.

(g) Application of Proceeds. The proceeds of any foreclosure or realization upon the Collateral shall be applied:

(i) First, to the reasonable, out-of-pocket costs and expenses of collection;

(ii) Second, to overdue interest;

(iii) Third, to the outstanding principal amount of the Indebtedness; and

(iv) Fourth, any excess to the Debtors or other party or parties in accordance with applicable law or court order.

(h) Other Rights and Remedies. The Collateral Agent and the Secured Party shall have all the rights and remedies of a secured creditor under the provisions of the New York Uniform Commercial Code, as may be amended from time to time. In addition, the Collateral Agent and the Secured Party shall have and may exercise any or all rights and remedies they may have available at law, in equity, or otherwise.

SECTION 6. Cumulative Remedies. All of the Collateral Agent’s and the Secured Party’s rights and remedies, whether evidenced by this Security Agreement, or the other Transaction Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by the Collateral Agent or the Secured Party’s to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of a Debtor under this Security Agreement, after such Debtor’s failure to perform, shall not affect the Collateral Agent’s and Secured Party’s right to declare a default and to exercise their remedies.

SECTION 7. The Collateral Agent’s Duties. The Collateral Agent and the Secured Party hereby agree:

(a) Other than as specified in this Security Agreement and any amendment hereto, the Collateral Agent shall not be required to take or refrain from taking any actions, to exercise or refrain from exercising any rights, or to make or refrain from making any requests unless it shall first receive proper instructions from Secured Party holding at least 75% of the outstanding principal amount of the Obligations (or their respective successors or assigns).

(b) The Collateral Agent shall hold all Collateral received by it, and shall make disposition thereof, only in accordance with this Security Agreement or any amendment thereto. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

(c) The Collateral Agent shall not be under any duty or obligation to inspect, review or examine any document, instrument, certificate, agreement or other papers to determine that they are enforceable or that they are other than what they purport to be on their face. The Collateral Agent shall hold any Collateral delivered to the Collateral Agent as the agent of the and for the benefit of each Secured Party, without preference as to any Secured Party.

(d) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Security Agreement or any amendment hereto or any instructions permitted hereby. The Collateral Agent shall have no obligation with respect to any other matters covered in any other document other than as expressly provided herein, or any amendment hereto. The Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Security Agreement or as set forth in a written amendment to this Security Agreement executed by the parties hereto or their successors or assigns. No representations, warranties, covenants or obligations of the Collateral Agent or any Secured Party shall be implied with respect to this Agreement or the Collateral Agent’s services hereunder. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall use the same degree of care and skill as a reasonably prudent person would use in similar circumstances (without limiting the generality of the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property of like tenor);

(ii) shall not be obligated to take any legal action hereunder that might in its reasonable judgment involve any expense or liability unless it has been furnished with reasonable indemnity from the Secured Party;

(iii) may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

(iv) may rely on and shall be protected in acting in good faith upon the written instructions of Secured Parties holding at least 75% of the outstanding principal amount of the Obligations;

(v) may consult its own independent counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in furtherance of its duties hereunder, in accordance with the opinion of such counsel;

(vi) may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; and

(vii) will be regarded as making no representation and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any portion of the Collateral, and will not be required to and will not make any representations as to the validity, value or genuineness of any portion of the Collateral.

(e) Neither the Collateral Agent nor any of its partners, agents or employees, shall be liable for any error in judgment, for any mistake of fact or for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Security Agreement, except for its or their own gross negligence, lack of good faith or willful misconduct. In no event shall the Collateral Agent or its partners, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder in connection herewith even if advised of the possibility of such damages.

(f) Whenever, in the administration of this Security Agreement, the Collateral Agent reasonably shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action under this Security Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of the Secured Party, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted under the provisions of this Agreement, upon the faith thereof.

SECTION 8. Miscellaneous Provisions.

(a) Entire Agreement; Amendments. This Security Agreement, together with the other Transaction Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b) CHOICE OF LAW AND VENUE; MUTUAL JURY TRIAL WAIVER. THE VALIDITY OF THIS SECURITY AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARTIES MUTUALLY IRREVOCABLY AND UNCONDITIONALLY AGREE (I) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS, AND (II) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE PERSONAL SERVICE. EACH DEBTOR, THE COLLATERAL AGENT AND THE SECURED PARTIES WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN CONNECTION WITH THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 9(b). EACH DEBTOR, THE COLLATERAL

AGENT AND THE SECURED PARTIES HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE ACTIONS CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH DEBTOR, THE COLLATERAL AGENT AND THE SECURED PARTY REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) Attorneys’ Fees; Expenses. The Debtors agree to pay, jointly and severally within 30 days of receipt of a reasonably detailed written invoice therefor, all of the Collateral Agent’s and Secured Party’s costs and expenses, including without limitation reasonable attorneys’ fees and legal expenses, and reasonable third party fees incurred in connection with the enforcement of this Security Agreement. Costs and expenses include without limitation the Collateral Agent’s and Secured Party’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.

(d) Caption Headings; Interpretation. Caption headings in this Security Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Security Agreement. The phrase “to the best knowledge of the Debtors,” and any similar phrase, shall mean the actual knowledge of the executive officers of the Company, without inquiry.

(e) Notices. All notices required to be given under this Security Agreement shall be given in writing and shall be effective when actually delivered or three (3) days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given or, if via facsimile, when sent during normal business hours via facsimile transmission to the party to whom the notice is to be given and confirmation of such transmission has been received, at the address and/or facsimile number shown below:

If to Secured Party or the Collateral Agent:

c/o Elliott Management Corporation

712 Fifth Avenue, 36th Floor

New York, New York 10019

Telephone: (212) 974-6000

Facsimile: (212) 974-2092

Attention: Dan Gropper

With a copy to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue, 18th Floor

New York, New York 10176

Telephone: (212) 986-6000

Facsimile: (212) 986-8866

Attention: Lawrence D. Hui, Esq.

If to the Company or a Subsidiary:

Star Scientific, Inc.

801 LibertyWay

Chester, Virginia 23836

Telephone: (804) 530-0535

Facsimile: 804-530-4385

Attention: Christopher G. Miller

With a copy to:

Star Scientific, Inc.

7475 Wisconsin Ave.

Suite 850

Bethesda, Maryland 20814

Telephone: (301) 654-8300

Facsimile: (301) 654-9308

Attention: Robert Pokusa, Esq.

Any party may change its address for notices under this Security Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.

(f) Severability. The parties acknowledge and agree that the Collateral Agent and the Secured Party are not agents or partners of each other, that all representations, warranties, covenants and agreements of the Collateral Agent and the Secured Party hereunder are several and not joint, that the Collateral Agent and the Secured Party shall not have any responsibility or liability for the representations, warranties, agreements, acts or omissions of the other and that any rights granted to the Collateral Agent and the Secured Party hereunder shall be enforceable by each of the Collateral Agent and the Secured Party hereunder. If a court of competent jurisdiction finds any provision of this Security Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken, and all other provisions of this Security Agreement in all other respects shall remain valid and enforceable and such offending provision shall not be affected in any other jurisdiction.

(g) Successor Interests; Assignment. Subject to the limitations set forth above on transfer of the Collateral, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. The Secured Party may assign its rights and obligations under this Agreement only in connection with a transfer of one or more Debentures in accordance with the terms thereof, and only to the permitted transferee of such Debentures.

The Debtors shall not, however, have the right to assign this Security Agreement without the prior written consent of the Secured Party which may be withheld for any reason in the Secured Party’s sole discretion. The Collateral Agent may resign from that position upon 10 days’ notice to the Secured Party and Debtors, in which case the Secured Party shall appoint a successor agent, subject to the prior written consent of the Debtors (such consent not to be unreasonably delayed or withheld).

(h) Waiver. The Collateral Agent and the Secured Party shall not be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by the Collateral Agent and the Secured Party. No delay or omission on the part of the Collateral Agent or Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Collateral Agent or Secured Party of a provision of this Security Agreement shall not prejudice or constitute a waiver of the Collateral Agent’s or the Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Security Agreement. No prior waiver by the Collateral Agent or Secured Party, nor any course of dealing between the Secured Party and the Debtors, shall constitute a waiver of any of the Collateral Agent’s or the Secured Party’s rights or of any of the Debtors’ obligations as to any future transactions. Whenever the consent of the Collateral Agent and/or the Secured Party is required under this Security Agreement, the granting of such consent in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Collateral Agent and/or the Secured Party.

(i) Subsidiary Liability. Notwithstanding anything in this Security Agreement to the contrary, each Subsidiary’s obligations hereunder shall not exceed the maximum amount that would not be subject to avoidance under fraudulent conveyance, fraudulent transfer, and other similar laws.

(j) No Subrogation. Notwithstanding any payment made by any Debtor hereunder or any set-off or application of funds of any Debtor by the Secured Party, no Debtor shall be entitled to be subrogated to any of the rights of the Secured Party against a Debtor or any collateral security or guarantee or right of offset held by the Secured Party for the payment of the Indebtedness, nor shall any Debtor seek or be entitled to seek any contribution or reimbursement from another Debtor in respect of payments made by such Debtor hereunder, until all amounts owing to the Secured Party by the Debtors under any Transaction Documents are paid in full. If any amount shall be paid to any Debtor on account of such subrogation rights at any time when any such amounts shall not have been paid in full, such amount shall be held by such Debtor in trust for the Secured Party, segregated from other funds of such Debtor, and shall, forthwith upon receipt by such Debtor, be turned over to the Secured Party in the exact form received by such Debtor (duly indorsed by such Debtor to Secured Party, if required), to be applied against the Indebtedness of the Debtors under the Transaction Documents, whether matured or unmatured, in such order as the Secured Party may determine.

(k) The actions of the holders of 75% of the outstanding principal amount of the Obligations shall be deemed the actions of the Secured Party for purposes of giving any notice or enforcing any rights or remedies.

(l) Continuing Security Interests; Release. This Agreement creates a continuing security interest in the Collateral and shall remain in full force and effect until the Debentures are paid in full. Subject to and upon the payment in full of the Debentures or in connection with a sale or other disposition of any Collateral permitted under the Transaction Documents, Secured Party and/or the Collateral Agent shall (as soon as reasonably practicable after it receives from the Debtors a written request for release of the Collateral) execute and deliver to the Debtors an instrument releasing (on a quitclaim basis, without recourse, without warranty, and without any liability whatsoever) any security interest Secured Party and/or the Collateral Agent may then hold in the applicable Collateral and thereupon Secured Party and/or the Collateral Agent shall, at the Debtors’ expense, execute and deliver to the Debtors such Uniform Commercial Code termination statements and other like documents as the Debtors may reasonably request to evidence such release.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

STAR SCIENTIFIC, INC.

By:	/s/ PAUL L. PERITO
Name: Paul L. Perito
Title: Chairman, President & C.O.O.

STAR TOBACCO, INC.

By:	/s/ PAUL H. LAMB III
Name: Paul H. Lamb III
Title: President

MANCHESTER SECURITIES CORP., as Secured Party

By:	/s/ ELLIOT GREENBERG
Name: Elliot Greenberg
Title: Vice President

COLLATERAL AGENT:

MANCHESTER SECURITIES CORP., as Collateral Agent

By:	/s/ ELLIOT GREENBERG
Name: Elliot Greenberg
Title: Vice President

SCHEDULE A

Location of Material Collateral; Jurisdiction of Incorporation

Location of Material Inventory

168 Duckworth Drive

Chase City, VA 23924

89 Duckworth Drive

Chase City, VA 23924

16 S. Market Street

Petersburg, VA 23803

801 Liberty Way

Chester, VA 23836

Jurisdiction of Incorporation

Star Scientific, Inc. is a Delaware corporation

Star Tobacco, Inc. is a Virginia corporation